Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

1.  Zenith National Insurance Corp. (“Zenith”) and Jack D. Miller (“Employee”) are parties to an Amended and Restated Employment Agreement with an Effective Date of June 3, 2009 (the “Employment Agreement”).  Capitalized terms used but not defined herein have the meaning set forth in the Employment Agreement.

2.  This Amendment dated January 11, 2010 is hereby made a part of, and expressly incorporated into, the Employment Agreement as an amendment thereto.  In the event any provision of this Amendment and any provision of the Employment Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall control.

3.  Employee is presently serving as President of Zenith Insurance Company.  Upon Janet Frank’s commencement of employment with Zenith Insurance Company, Employee will become Vice Chairman of Zenith Insurance Company and will continue as an Executive Vice President of Zenith.  As Vice Chairman, Employee will be responsible for strategic matters, including expanding the Employer’s agricultural business to lines of insurance other than workers’ compensation, as well as having such other executive duties assigned by the CEO, his designee or the Board.

Except as specifically modified herein, the parties expressly reaffirm the terms and conditions of the Employment Agreement.

Zenith National Insurance Corp.

by:	/s/ Stanley R. Zax
Stanley R. Zax
Chairman and President

/s/ Jack D. Miller
Jack D. Miller